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                                                                EXHIBIT 99.1

ARDENT HEALTH SERVICES


FOR IMMEDIATE RELEASE                          Contact: Shea Davis
                                                        Ardent Health Services
                                                        (615) 296-3240


                             ARDENT CONDUCTS REVIEW
                                       IN
                             ALBUQUERQUE, NEW MEXICO

ALBUQUERQUE, NEW MEXICO, SEPTEMBER 30, 2004 - Ardent Health Services' Audit Committee has initiated an internal review of possible violations of Lovelace Sandia Health System, Inc.'s (LSHS) accounting policies concerning how LSHS was reconciling accounts between its internal health care provider network and its health plan. LSHS, headquartered in Albuquerque, New Mexico, is a subsidiary of Ardent. LSHS operates four acute care hospitals, one rehabilitation hospital, one behavioral health hospital and a 191,000 member health plan. Ardent immediately initiated an internal review of these matters that rose through its internal compliance program. The review does not involve patient care, and the allegations do not involve third-party or government payors.

         Ardent and LSHS take all compliance matters very seriously. Ardent has a comprehensive program and structure in place that encourages a culture of financial and regulatory compliance. Ardent's ethics and compliance program mandates that, each year, all employees must go through mandatory ethics training and education. Employees with concerns or questions are directed to talk with a supervisor, contact the local compliance officer, call the toll free ethics line or the corporate compliance officer.

         Ardent's Audit Committee is conducting the independent review of the matter. Ardent will have a conference call and webcast today at 3:00 p.m. EST to address this matter. A live webcast as well as a replay of the conference call will be available through the company's website at www.ardenthealth.com.


                                    -MORE-

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Ardent Conducts Review in Albuquerque, New Mexico
Page 2
September 30, 2004



         Ardent is a publicly reporting company with $225 million in 10 percent Senior Subordinated Notes due 2013. Ardent is a provider of health care services to communities throughout the U.S. Ardent currently operates 35 hospitals in 14 states, providing a full range of medical/surgical, psychiatric and substance abuse services to patients ranging from children to adults.

Forward Looking Statement:
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are intended to be covered by the safe harbors created under that Act. These statements are based on the company's current estimates and expectations. Forward-looking statements may include words, such as "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed. These factors, risks and uncertainties include, without limitation, the timing and results of the internal investigation being conducted by the Audit Committee; the geographic concentration of our operations, particularly in Albuquerque, New Mexico and Tulsa, Oklahoma; possible changes in the Medicare and Medicaid programs that may limit reimbursement to health care providers and insurers; a possible reduction of profitability of our health plan caused by lower enrollment; our failure to maintain satisfactory relationships with providers or our ability to effectively price our health care premiums or manage medical costs; the availability, cost and terms of malpractice insurance coverage; claims and legal actions relating to professional liabilities or other matters exceeding the scope of our liability coverage; the highly competitive nature of the health care business, including the competition to recruit and retain physicians and other health care personnel and the ability to retain qualified management; the potential adverse impact of government investigations or "qui tam" lawsuits brought under the False Claims Act or other whistleblower statutes; our ability to integrate newly acquired facilities and improve their operations and realize the anticipated benefits of the acquisitions; our ability to acquire hospitals that meet our target criteria; our ability to manage and integrate our information systems effectively; any reduction in payments to health care providers by government and commercial third-party payors, as well as cost-containment efforts of insurers and other payors; uncertainty associated with compliance with HIPAA and other privacy laws and regulations; the restrictions and covenants in our credit facility and debt instruments and the potential lack of adequate alternative financing; changes in, or violations of, federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; changes in general economic conditions and those factors, risks and uncertainties described in the Annual Report on Form 10-K under the caption "Risk Factors" and from time to time in our filings with the Securities and Exchange Commission (the "SEC").

We can give no assurance that the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained in this release.


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